Exhibit 10.1
AMENDMENT NO. 1 TO
CONSULTING AND NON-COMPETITION AGREEMENT
     This AMENDMENT NO. 1 TO CONSULTING AND NON-COMPETITION AGREEMENT (this “Amendment”), dated November ___, 2006, is made by and between Western Refining, Inc., a Delaware corporation (the “Company”), and Fred L. Holliger (“Consultant”). Capitalized terms used but not defined in this Amendment shall have the same meanings therefore as set forth in the Consulting Agreement (as defined below).
RECITALS
     WHEREAS, the Company and Consultant entered into that certain Consulting and Non-Competition Agreement, dated as of August 26, 2006 (the “Consulting Agreement”); and
     WHEREAS, the parties to the Consulting Agreement desire to amend certain provisions thereof as set forth in this Amendment;
     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:
          1. Amendments.
     (a) Services. Section 2.2(b) of the Consulting Agreement is hereby amended to read in its entirety as follows: “Consultant shall be available to render the Services to the Company for not more than forty (40) hours during any month during the first year of the Consulting Period, not more than thirty (30) hours during any month during the second year of the Consulting Period, and not more than twenty (20) hours during any month during the remainder of the Consulting Period.”
     (b) No Aircraft Allowance. Section 2.5 of the Consulting Agreement is hereby deleted in its entirety.
     (c) Annual Compensation. Section 5.1 of the Consulting Agreement is hereby amended by replacing the “$730,000” Consulting Payment set forth therein with the following amount: “$440,000.”
          2. Continued Effectiveness of Consulting Agreement. Except as specifically amended by this Amendment, the Consulting Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof and is hereby ratified and confirmed in all respects.
          3. Entire Agreement. This Amendment and the Consulting Agreement constitute the entire agreement of the parties with regard to the subject matter hereof and thereof and contain all of the covenants, promises, representations, warranties and agreements between the parties with respect to such subject matter. Any modification of this Amendment will be effective only if it is in writing and signed by the party to be charged.

          4. Applicable Law; Jurisdiction. This Amendment is entered into under, and shall be governed for all purposes by, the laws of the State of Arizona, without reference to its choice of law provisions. The parties agree that any disputes arising out of or related in any way to this Amendment, including a breach of this Amendment, shall be filed exclusively in the state or federal courts in Maricopa County, Arizona. The parties consent and agree to the jurisdiction of the Arizona courts. Neither party will argue or contend that it is not subject to the jurisdiction of the Arizona courts or that venue in Maricopa County, Arizona, is improper. The parties understand that they are giving up valuable legal rights under this provision, and that they voluntarily and knowingly waive those rights.
          5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
          6. Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.
          7. Severability. Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date set forth above.

THE COMPANY:

Western Refining, Inc.

By: /s/ Paul L. Foster
Name: Paul L. Foster
Title: President and Chief Executive Officer

CONSULTANT:

/s/ Fred L. Holliger

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